UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2020

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.         ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, in May 2020:

•the Compensation and Leadership Development Committee (the "Compensation Committee") of the Board of Directors of Pioneer Natural Resources Company (the "Company") approved a 20% decrease in the annual base salary of Scott D. Sheffield, the Company's Chief Executive Officer, a 15% decrease in the annual base salaries of the Company's other executive officers, including the "named executive officers" whose compensation has been disclosed in the Company's proxy statement for its 2020 Annual Meeting of Stockholders, and a 10% decrease in the annual base salaries of the Company's other officers;

•the Board of Directors of the Company approved a 20% decrease in the directors' cash base retainer fee, as well as a 20% reduction in the additional cash retainer fees payable to the Chairman of the Board and the Chairman of the Audit Committee; and

•the Company amended the Pioneer Natural Resources USA, Inc. 401(k) and Matching Plan (the "401(k) Plan") and the Pioneer Natural Resources Company Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), in each case effective for pay periods beginning on or after May 25, 2020; under the 401(k) Plan, the Company's contribution for each dollar of base compensation contributed by the participant not in excess of five percent of such participant's base compensation was be reduced from 200 percent to 100 percent, and under the Deferred Compensation Plan, the Company's contribution for each eligible dollar of base salary and annual cash bonus contributed was reduced from 100 percent to 50 percent.

At its regularly scheduled meeting held on November 18, 2020, the Compensation Committee approved the reinstatement of the full salaries of Mr. Sheffield and the Company's other officers, including the "named executive officers" whose compensation has been disclosed in the Company's proxy statement for its 2020 Annual Meeting of Stockholders, effective January 1, 2021. In addition, the Company has amended the 401(k) Plan so that, for each pay period beginning on or after December 21, 2020, the Company will make a matching contribution of 100% for each dollar of base compensation contributed by the participant, not in excess of ten percent of such participant's base compensation, and the Company will amend the Deferred Compensation Plan to restore the Company's matching contribution to 100 percent for each eligible dollar of base salary and annual cash bonus contributed beginning with the 2021 plan year. In addition, at its regularly scheduled meeting held on November 19, 2020, the Board of Directors of the Company approved the reinstatement of the full cash retainer fees of the directors, the Chairman of the Board and the Chairman of the Audit Committee.

In addition, as previously disclosed, effective January 1, 2021, Richard P. Dealy, currently Executive Vice President and Chief Financial Officer, will become the Company's President and Chief Operating Officer, and Neal H. Shah, currently Vice President, Investor Relations, will become Senior Vice President and Chief Financial Officer. At its regularly scheduled meeting held on November 18, 2020, the Compensation Committee approved the following with respect to the 2021 compensation of Messrs. Dealy and Shah: (i) Mr. Dealy's 2021 base salary was set at $640,000, his target bonus percentage for under the Company's 2021 Annual Cash Bonus Incentive Program was set at 100% of his base salary, and the target value of his long-term incentive plan award was set at $3.4 million; and (ii) Mr. Shah's base salary was set at $500,000, his target bonus percentage for under the Company's 2021 Annual Cash Bonus Incentive Program was set at 80% of his base salary, and the target value of his long-term incentive plan award was set at $1.7 million.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2020, the Board of Directors of the Company approved the amendment and restatement of the bylaws of the Company (the "Bylaws"), effective as of such date. The only change effected by the amendment and restatement of the Bylaws was to amend the existing forum selection provisions to provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any claims under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

3.1(a)	Sixth Amended and Restated Bylaws of the Company.
______________________
(a)Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor
Vice President and Chief Accounting Officer

Date:	November 20, 2020